DE MEO, YOUNG, MCGRATH
                         A PROFESSIONAL SERVICES COMPANY


        SUITE 517                                       SUITE 411
2400 EAST COMMERCIAL BOULEVARD                  2424 NORTH FEDERAL HIGHWAY
FORT LAUDERDALE, FLORIDA 33308                   BOCA RATON, FLORIDA 33431
      (954) 351-9800                                   (561) 447-9800
     FAX (954) 938-8683                              FAX (561) 391-8856
       dym@dymco.net                                   boca@dymco.net
    ------------------                               ------------------
ANTHONY DE MEO, CPA*, ABV,PFS                      MICHAEL I. BLOOM, CPA
   ROBERT E. MCGRATH, CPA                      DONALD J. CAMPAGNA, CPA*, CFP
   DAVID I. STOCKWELL, CPA                       LAWRENCE E. DEBRUNNER, CPA
     BARRY E. WAITE, CPA                             ------------------
    ROBERTA N. YOUNG, CPA                     *regulated by the State of Florida


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


 We consent to the incorporation by reference in this Amendment No. 1 to the registration statement on Form S-3, covering the registration of 300,000 shares of common stock, of our report dated March 31, 2005 included in the annual report on Form 10-K of 21st Century Holding Company for the year ended December 31, 2004, and to the reference to our Firm under the caption "Experts" in the prospectus.

                             De MEO, YOUNG, McGRATH

Boca Raton, Florida,
May 20, 2005

                                       DYM
         MEMBERS OF AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS:
         MANAGEMENT CONSULTING SERVICES DIVISION; SEC PRACTICE SECTION; PRIVATE COMPANIES PRACTICE SECTION; TAX DIVISION o FLORIDA INSTITUTE OF
        CERTIFIED PUBLIC ACCOUNTANTS o INSTITUTE OF BUSINESS APPRAISERS